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                                     BALDWIN & LYONS, INC.

                                     FORM 10-Q, EXHIBIT 11

                               COMPUTATION OF EARNINGS PER SHARE

                                                            THREE MONTHS ENDED
                                                                 MARCH 31
                                                 -----------------------------------------
                                                        2007                   2006
                                                 -----------------     -------------------
BASIC:
  Average number of shares
    outstanding                                      15,137,097              14,804,684
                                                 =================     ===================

    Net Income                                       $8,211,240             $11,556,160
                                                 =================     ===================

    Per share amount                                      $ .54                   $ .78
                                                 =================     ===================


DILUTED:
  Average number of shares
    outstanding                                      15,137,097              14,804,684
  Dilutive stock options--based on
    treasury stock method using
    average market price                                 20,286                  83,956
                                                 -----------------     -------------------

    Totals                                           15,157,383              14,888,640
                                                 =================     ===================

    Net Income                                       $8,211,240             $11,556,160
                                                 =================     ===================

    Per share amount                                      $ .54                   $ .78
                                                 =================     ===================

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